Exhibit 21.1

A. T. Massey Coal Company, Inc.
Alex Energy, Inc.
Alliance Coal Corporation
Alpha American Coal Company, LLC
Alpha American Coal Holding, LLC
Alpha Appalachia Holdings, Inc.
Alpha Appalachia Services, Inc.
Alpha Australia, LLC
Alpha Australia PTY Limited
Alpha Australia Services, LLC
Alpha Coal India Private Limited
Alpha Coal Resources Company, LLC
Alpha Coal Sales Co., LLC
Alpha Coal West, Inc.
Alpha Energy Sales, LLC
Alpha European Sales, Inc.
Alpha Gas and Oil Company
Alpha India, LLC
Alpha Land and Reserves, LLC
Alpha Midwest Holding Company
Alpha Natural Resources, Inc.
Alpha Natural Resources, LLC
Alpha Natural Resources International, LLC
Alpha Natural Resources Services, LLC
Alpha PA Coal Terminal, LLC
Alpha Shale Holdings, LLC1
Alpha Shale Resources, LP2
Alpha Shipping and Chartering, LLC
Alpha Sub Five, LLC
Alpha Sub Four, LLC
Alpha Sub One, LLC
Alpha Sub Three, LLC
Alpha Sub Two, LLC
Alpha Terminal Company, LLC
Alpha Wyoming Land Company, LLC
AMFIRE, LLC
AMFIRE Holdings, LLC
AMFIRE Mining Company, LLC
AMFIRE WV, L.P.
ANR Receivables Funding, LLC
Appalachia Coal Sales Company, Inc.
Appalachia Holding Company
Aracoma Coal Company, Inc.
Axiom Excavating and Grading Services, LLC
Bandmill Coal Corporation
Bandytown Coal Company
Barbara Holdings Inc.
Barnabus Land Company
Belfry Coal Corporation
Ben Creek Coal Company
Big Bear Mining Company
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1 Foundation PA Coal Company, LLC owns a 50% interest.
2 Foundation PA Coal Company, LLC owns a 49.95% interest as LP; Alpha Shale Holdings, LLC owns a 0.1% interest as Managing GP.

Black Dog Coal, LLC
Black King Mine Development Co.
Black Mountain Resources LLC
Boone East Development Co.
Boone Energy Company
Boone West Development Co.
Brooks Run Mining Company, LLC
Buchanan Energy Company, LLC
Bull Mountain Mining Corporation
Callaway Land and Reserves, LLC
Castle Gate Holding Company
Central Penn Energy Company, Inc.
Central West Virginia Energy Company
Ceratech, Inc.3
Ceres Land Company
Clear Fork Coal Company
Cloverlick Management LLC
Coal Gas Recovery, LLC
Coal Handling Solutions LLC4
Cobra Natural Resources, LLC
Coral Energy Services, LLC
Covington Handling LLC5
Crystal Fuels Company
Cumberland Coal Resources, LP
Cumberland Equipment Corporation
Cumberland Resources Corporation
Dehue Coal Company
Delbarton Mining Company
Delta Mine Holding Company
Demeter Land Company
Dickenson-Russell Coal Company, LLC
Dickenson-Russell Land and Reserves, LLC
Dominion Terminal Associates6
Dorchester Associates LLC
Douglas Pocahontas Coal Corporation
DRIH Corporation
Dry Systems Technologies, Inc.
Duchess Coal Company
Eagle Energy, Inc.
Elk Run Coal Company, Inc.
Emerald Coal Resources, LP
En Route LLC
Energy Development Corporation
Enterprise Land and Reserves, LLC
Enterprise Mining Company, LLC
Esperanza Coal Co., LLC
Excelven Pty Ltd.7
Foglesong Energy Company
Foundation Mining, LLC
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3 Alpha Natural Resources, LLC owns a 10.1% interest.
4 Martin County Coal Corporation owns a 45.34% interest; Road Fork Development Company, Inc. owns a 4.66% interest.
5 Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork
6 Development Company, Inc. owns a 4.66% interest in Coal Handling Solutions LLC.)
7 Alpha Terminal Company, LLC owns a 40.6% interest.
8 Alpha Natural Resources, LLC owns a 24.5% interest.

Foundation PA Coal Company, LLC
Foundation Royalty Company
Freeport Mining, LLC
Freeport Resources Company, LLC
Green Source Energy LLC8
Goals Coal Company
Gray Hawk Insurance Company
Green Valley Coal Company
Greyeagle Coal Company
Haden Farms, Inc.
Hanna Land Company, LLC
Harlan Reclamation Services LLC
Hazy Ridge Coal Company
Herndon Processing Company, LLC
Highland Mining Company
Hopkins Creek Coal Company
Independence Coal Company, Inc.
Jacks Branch Coal Company
Jay Creek Holding, LLC
Joboner Coal Company
JST Land Company
JST Mining Company
JST Resources LLC
Kanawha Energy Company
Kepler Processing Company, LLC
Kingsport Handling LLC9
Kingsport Services LLC10
Kingston Mining, Inc.
Kingston Processing, Inc.
Kingston Resources, Inc.
Kingwood Mining Company, LLC
Knox Creek Coal Corporation
Lanco Mining and Thermal Energy Limited11
Laurel Creek Co., Inc.
Lauren Land Company
Laxare, Inc.
Litwar Processing Company, LLC
Logan County Mine Services, Inc.
Long Fork Coal Company
Lynn Branch Coal Company, Inc.
Maggard Branch Coal LLC
Majestic Mining, Inc.
Maple Meadow Mining Company
Marfork Coal Company, Inc.
Marshall Land LLC12
Martin County Coal Corporation
Maxxim Rebuild Co., LLC
Maxxim Shared Services, LLC
Maxxum Carbon Resources, LLC
____________________________
8 Alpha Natural Resources, LLC owns a 6.74% interest.
9 Tennessee Energy Corp. owns a 50% interest.
10 Tennessee Consolidated Coal Company owns a 50% interest.
11 Alpha Natural Resources International, LLC owns a 0.44% interest.
12 Tucson Limited Liability Company owns a 50% interest.

Maysville Handling LLC13
McDowell-Wyoming Coal Company, LLC
Meadow Branch Coal LLC
Mill Branch Coal Corporation
Mountain Management, Incorporated
Mountaineer Capital, LP14
Neweagle Coal Sales Corp.
Neweagle Development Corp.
Neweagle Industries, Inc.
Neweagle Mining Corp.
New Market Land Company
New Ridge Mining Company
New River Energy Corporation
Nicco Corporation
Nicewonder Contracting, Inc.
Nicholas Energy Company
Nine Mile Spur LLC
North Fork Coal Corporation
Odell Processing Inc.
Omar Mining Company
Palladian Lime, LLC
Paramont Coal Company Virginia, LLC
Paynter Branch Mining, Inc.
Peerless Eagle Coal Co.
Pennsylvania Land Holdings Company, LLC
Pennsylvania Services Corporation
Performance Coal Company
Peter Cave Mining Company
Pigeon Creek Processing Corporation
Pilgrim Mining Company, Inc.
Pioneer Fuel Corporation
Pioneer Mining, Inc.
Plateau Mining Corporation
Powell River Resources Corporation
Power Mountain Coal Company
Premium Energy, LLC
Raven Resources, Inc.
Rawl Sales & Processing Co.
Red Ash Sales Company, Inc.
Resource Development LLC
Resource Land Company LLC
River Processing Corporation
Rivereagle Corp.
Riverside Energy Company, LLC
Riverton Coal Production Inc.
Riverton Coal Sales, Inc.
Road Fork Development Company, Inc.
Robinson-Phillips Coal Company
Rockridge Coal Company
Rockspring Development, Inc.
Roda Resources LLC
Rostraver Energy Company
Ruhrkohle Trading Corporation
Rum Creek Coal Sales, Inc.
____________________________
13 Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork Development Company, Inc. owns a 4.66% interest in Coal Handling Solutions LLC.)
14 Elk Run Coal Company, Inc. owns a 54% interest.

Russell Fork Coal Company
SC Coal Corporation
Scarlet Development Company
Shannon-Pocahontas Coal Corporation
Shannon-Pocahontas Mining Company
Shenandoah Capital Management Corp.
Sidney Coal Company, Inc.
Simmons Fork Mining, Inc.
Solomons Mining Company
Spartan Mining Company
Stillhouse Mining LLC
Stirrat Coal Company
Stone Mining Company
Support Mining Company
Sycamore Fuels, Inc.
T. C. H. Coal Co.
Talon Loadout Company
Target Drilling Inc.15
Tennessee Consolidated Coal Company
Tennessee Energy Corp.
Town Creek Coal Company
Trace Creek Coal Company
Tucson Limited Liability Company
Twin Star Mining, Inc.
Twisted Gun, LLC16
Vantage Mining Company
Virginia Energy Company, LLC
Wabash Mine Holding Company
Warrick Holding Company
West Kentucky Energy Company
West Virginia Media Partners, LP17
White Buck Coal Company
White Flame Energy, Inc.
Williams Mountain Coal Company
Winifrede Coal Corporation
Wyomac Coal Company, Inc.
Wyoming Quality Healthcare Coalition, LLC18
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15 Foundation PA Coal Company, LLC owns a 49% interest.
16 Premium Energy, LLC owns a 33.33% interest.
17 Alpha Appalachia Services, Inc. owns a 3.746% interest.
18 Alpha Coal West, Inc. owns a 33-1/3% interest.